UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2005

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

See Item 8.01 below

Item 8.01 Other Events

Effective September 13, 2005, Prudential Financial, Inc. (the “Company”) adopted a policy permitting certain employees to enter into prearranged trading plans (“Individual Trading Plans”) that are designed to meet the requirements of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended. Employees who may enter into Individual Trading Plans under the new policy include, among others, the Company’s principal executive officer, principal financial officer, principal accounting officer, controller and other members of senior management. Under a properly implemented Individual Trading Plan, an employee who is not aware of material non-public information at the time the employee enters into the Individual Trading Plan may effect prearranged sales of Company common stock regardless of whether the employee is aware of material non-public information at the time of such sales. Under Company policy, Company employees may begin implementing Individual Trading Plans following the announcement of earnings for the third quarter of 2005.

In connection with the adoption of this new policy, the Company has amended its code of business conduct and ethics, known as “Making the Right Choices”, which is posted on the Company’s website at www.investor.prudential.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2005

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Assistant Secretary